Exhibit 4.17

Copyright, published by BIMCO Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org First published 1988. Revised 1998 and 2009 Approved by the International Ship Managers’ Association

Printed by BIMCO's idea

SHIPMAN 2009 STANDARD SHIP MANAGEMENT AGREEMENT PART I
1. Place and date of Agreement 24 March 2015 Vessel: Höegh Gallant, IMO No. 9653678

2.     Date of commencement of Agreement (Cls. 2, 12, 21 and 25)

The date of delivery of the Vessel under the memorandum of agreement dated on or about the date hereof and made between the Owners as buyers and Höeg hLNG FSRU III Ltd. as sellers

3.     Owners (name, place of registered office and law of registry) (Cl. 1)

(i)     Name: Hoegh LNG Cyprus Limited

(ii)     Place of registered office: Profiti llia, 4, Kanika International Business Centre, 6th Floor, Flat 4, Germasogeia, 4046 Limassol, Cyprus

(iii)     Law of registry: Cyprus

4.     Managers (name, place of registered office and law of registry) (Cl. 1)

(i)     Name: Höegh LNG Fleet Management AS

(ii)     Place of registered office: Drammensveien 134, 0277 Oslo, Norway

(iii)     Law of registry: Norway

5.     The Company (with reference to the ISM/ISPS Codes) (state name and IMO Unique Company Identification number. If the Company is a third party then also state registered office and principal place of business) (Cls. 1 and 9(c)(i))

(i)     Name: Höegh LNG Fleet Management AS

(ii)     IMO Unique Company Identification number: 5479796

(iii)     Place of registered office: Drammensveien 134, 0277 Oslo, Norway

(iv)     Principal place of business: Norway

6. Technical Management (state "yes” or “no” as agreed) (Cl. 4) Yes
7. Crew Management (state “yes” or “no” as agreed) (Cl. 5(a)) No
8. Commercial Management (state "yes" or “no” as agreed) (Cl. 6) No
9. Chartering Services period (only to be filled in if “yes” stated in Box 8) (Cl.6(a)) No

10.     Crew Insurance arrangements (state “yes” or “no” as agreed)

(i)     Crew Insurances* (Cl. 5(b)): No

(ii)     Insurance for persons proceeding to sea onboard (Cl. 5(b)(i)): No

     *only to apply if Crew Management (Cl. 5(a)) agreed (see Box 7)

11. Insurance arrangements (state “yes” or “no” as agreed) (Cl. 7) Yes	12. Optional Insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (CI. 10(a)(iv)) Piracy, kidnap and ransom, loss of hire and FD&D
13. Interest (state rate of interest to apply after due date to outstanding sums) (Cl. 9(a)) 2%	14. Annual management fee (state annual amount) (Cl. 12(a)) USD 700,000
15. Manager's nominated account (C1.12(a))	16. Daily rate (state rate for days in excess of those agreed in budget) (Cl. 12(c)) N/A
17. Lay-up period / number of months (CI.12(d))
18. Minimum contract period (state number of months) (Cl. 21(a)) N/A	19. Management fee on termination (state number of months to apply) (Cl. 22(g))
20. Severance Costs (state maximum amount) (Cl. 22(h)(ii)) N/A	21. Dispute Resolution (state alternative Cl. 23(a), 23(b) or 23(c); if Cl. 23(c) place of arbitration must be stated) (Cl. 23) London Clause 23 (a)

22.     Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24)

Höegh LNG Cyprus Limited., c/o Höegh LNG AS, Drammensveien 134, PO Box 4 Skoyen, NO•0212 Oslo, Norway. Tel: +47 9755 7400.

Fax: +47 9755 7401

23.     Notices (state full style contact details for serving notice and communication to the Managers) Cl. 24)

Höegh LNG Fleet Management AS, Drammensveien 134, PO Box 4 Skoyen, NO•0212 Oslo, Norway. Tel: +47 9755 7400, Fax: +47 9755 7401

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel or Vessels), “B” (Details of Crew), “C” (Budget), “D” (Associated Vessels) and “E” (Fee Schedule) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes “A”, “B”, “C”, “D” and “E” shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners) /s/ Veronica B. Sandnes Veronica B. Sandnes Attorney-in-Fact	Signature(s) (Managers) /s/ Gorm O. Hillgaar Gorm O. Hillgaar General Manager

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Copyright, published by BIMCO Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org First published 1988. Revised 1998 and 2009 Approved by the International Ship Managers’ Association

Printed by BIMCO's idea

ANNEX “A” (DETAILS OF VESSEL OR VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement: 24 March 2015

Name of Vessel(s): Höegh Gallant

Particulars of Vessel(s):
IMO:	9653678
Call Sign:	LAUI7
Flag:	Norwegian
Ship Builder:	Hyundai Heavy Industries Co. Ltd.
Classification Society:	DNV GL
Built:	21 January 2013 (keel laid)
Classification designation:	1A1 Tanker for Liquefied Gas, Ship Type 2G, NAUTICUS (Newbuilding), REGAS•2, E0, NAUT•OC, CLEAN, BIS, CSA•FLS2, PLUS, COAT•PSPC(B), Recyclable, Gas Fuelled, TMON, OPP•F
Length:	294.0m
Breadth:	46.0m
Depth:	26.0m
Gross Tonnage (International):	109.793
Net Tonnage (International):
Engine:	Dual Fuel Diesel Generator

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Copyright, published by BIMCO Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org First published 1988. Revised 1998 and 2009 Approved by the International Ship Managers’ Association

Printed by BIMCO's idea

~~ANNEX “B" (DETAILS OF CREW)~~
~~TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT~~
~~CODE NAME: SHIPMAN 2009~~

~~Date of Agreement:~~

~~Details of Crew:~~

~~Number          Rank             Nationality~~

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Copyright, published by BIMCO Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org First published 1988. Revised 1998 and 2009 Approved by the International Ship Managers’ Association

Printed by BIMCO's idea

ANNEX “C" (BUDGET)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement: 24 March 2015

Managers’ initial budget with effect from the commencement date of this Agreement (see Box 2):

USD
Services:	848,000
Spares:	600,000
Consumables:	395,000
Technical/Management Fee:	936,000

Based on 365 days / 12 months

TOTAL:	7,614/day

Vessel insurance to be arranged by Owner in accordance with Clause 10.

In the event that the Höegh Gallant is positioned for lay•up or similar for extended period (30 days +), the Owner reserves the right to re-negotiate the budget figures to reflect the actual operating mode.

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Copyright, published by BIMCO Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org First published 1988. Revised 1998 and 2009 Approved by the International Ship Managers’ Association

Printed by BIMCO's idea

~~ANNEX “D” (ASSOCIATED VESSELS}~~
~~TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT~~
~~CODE NAME: SHIPMAN 2009~~

~~NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX "D" THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 22(b)(i) OF THIS AGREEMENT.~~

~~Date of Agreement:~~

~~Details of Associated Vessels:~~

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Copyright, published by BIMCO Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org First published 1988. Revised 1998 and 2009 Approved by the International Ship Managers’ Association

Printed by BIMCO's idea

ANNEX "E" (FEE SCHEDULE)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II

SHIPMAN 2009

Standard ship management agreement

SECTION 1 – Basis of the Agreement

1. Definitions	1

In this Agreement save where the context otherwise requires, the following words and expressions shall have	2
the meanings hereby assigned to them:	3

"Company" (with reference to the ISM Code and the ISPS Code) means the organization identified in Box 5	4
or any replacement organization appointed by the Owners from time to time (see Sub-clauses 9(b)(i) or 9(c)	5
(ii), whichever is applicable).	6

"Crew" means the Master, and the officers as provided by the Owner to the Vessel at any time and ratings~~personnel~~ of the numbers,	7
rank and nationality as per the Manager's at any time current crewing procedures and manuals~~specified in Annex "B" hereto~~.

"Crew Insurances" means insurance of liabilities in respect of crew risks which shall include but not be limited	8
to death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss	9
of personal effects (see Sub-clause 5(b) (Crew Insurances) and Clause 7 (Insurance Arrangements) and	10
Clause 10 (Insurance Policies) and Boxes 10 and 11).	11

"Crew Support Costs" means all expenses of a general nature which are not particularly referable to any	12
individual vessel for the time being managed by the Managers and which are incurred by the Managers for the	13
purpose of providing an efficient and economic management service and, without prejudice to the generality	14
of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet	15
training schemes, sick pay, study pay, recruitment and interviews.	16

“Flag State" means the State whose flag the Vessel is flying.	17

"ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution	18
Prevention and any amendment thereto or substitution therefor.	19

"ISPS Code" means the International Code for the Security of Ships and Port Facilities and the relevant	20
amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor.	21

"Managers" means the party identified in Box 4.	22

"Management Services" means the services specified in SECTION 2 - Services (Clauses 4 through 7) as	23
indicated affirmatively in Boxes 6 through 8, 10 and 11, and all other functions performed by the Managers	24
under the terms of this Agreement.	25

"Owners" means the party identified in Box 3.	26

"Severance Costs" means the costs which are legally required to be paid to the Crew as a result of the early	27
termination of any contracts for service on the Vessel.	28

"SMS" means the Safety Management System (as defined by the ISM Code).	29

"STCW 95" means the International Convention on Standards of Training, Certification and Watchkeeping	30
for Seafarers, 1978, as amended in 1995 and any amendment thereto or substitution therefor.	31

"Vessel” means the vessel or vessels details of which are set out in Annex "A" attached hereto.	32

2. Commencement and Appointment	33

With effect from the date stated in Box 2 for the commencement of the Management Services and continuing	34
unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers	35
hereby agree to act as the Managers of the Vessel in respect of the Management Services.	36

3. Authority of the Managers	37

Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall	38
carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The	39
Managers shall have authority to take such actions as they may from time to time in their absolute discretion	40
consider to be necessary to enable them to perform the Management Services in accordance with sound	41
ship management practice, including but not limited to compliance with all relevant rules and regulations.	42

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SECTION 2 – Services

4. Technical Management		43

(only applicable if agreed according to Box 6).		44
The Managers shall provide technical management which includes, but is not limited to, the following		45
services:		46

(a)	ensuring that the Vessel complies with the requirements of the law of the Flag State;	47

(b)	ensuring compliance with the ISM Code;	48

(c)	ensuring compliance with the ISPS Code;	49

(d)	providing competent personnel to supervise the maintenance and general efficiency of the Vessel;	50

(e)	arranging and supervising dry dockings, repairs, alterations and the maintenance of the Vessel to the	51
standards agreed with the Owners provide that the Managers shall be entitled to incur the necessary		52
expenditure to ensure that the Vessel will comply with all requirements and recommendations of the		53
classification society, and with the law of the Flag State and of the places where the Vessel is required to		54
trade;		55

(f)	arranging the supply of necessary stores, spares and lubricating oil;	56

(g)	appointing surveyers and technical consultants as the Managers may consider form time to time to be	57
necessary;		58

(h)	in accordance with the Owners’ instructions, supervising the sale and physical delivery of the Vessel	59
under the sale agreement. However services under this Sub-clause 4(h) shall not include negotiation of the		60
sale agreement or transfer of ownership of the Vessel;		61

(i)	arranging for the supply of provisions unless provided by the Owners; and	62

(j)	arranging for the sampling and testing of bunkers.	63

5. Crew ~~Management and Crew Insurances~~		64

(a)	~~Crew Management~~	65
~~(only applicable if agreed according to~~ Box 7~~)~~		66
The ~~Managers~~Owner shall provide suitably qualified Crew who shall comply with the requirements of STCW 95 and the		67
requirements from of the Manager. When on board the Vessel the Crew shall be under the instruction of the Manager for the purposes of the ISM Code.

~~The provision of such crew management services includes, but is not limited to, the following services:~~		68

~~(i)~~	~~selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll~~	69
	~~arrangements, pension arrangements, tax, social security contributions and other mandatory dues related~~	70
	~~to their employment payable in each Crew member’s country of domicile;~~	71

~~(ii)~~	~~ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification~~	72
	~~and certification of the Crew and employment regulations, such as Crew’s tax and social insurances, are~~	73
	~~satisfied;~~	74

~~(iii)~~	~~ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are~~	75
	~~fit for the duties for which they are engaged and are in possession of valid medical certificates issued in~~	76
	~~accordance with appropriate Flag State requirements or such higher standard of medical examination~~	77
	~~as may be agreed with the Owners. In the absence of applicable Flag State requirements the medical~~	78
	~~certificate shall be valid at the time when the respective Crew member arrives on board the Vessel and~~	79
	~~shall be maintained for the duration of the service on board the Vessel;~~	80

~~(iv)~~	~~ensuring that the Crew shall have a common working language and a command of the English language~~	81
	~~of a sufficient standard to enable them to perform their duties safely;~~	82

~~(v)~~	~~arranging transportation of the Crew, including repatriation;~~	83

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~~(vi)~~		~~training of the Crew;~~	84

 ~~(vii)~~		~~conducting union negotiations; and~~	85

~~(viii)~~		~~if the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper~~	86
		~~familiarisation with their duties in relation to the Vessel’s SMS and that instructions which are essential~~	87
		~~to the SMS are identified, documented and given to the Crew prior to calling.~~	88

~~(ix)~~		~~if the Managers are not the Company:~~	89

	~~(1)~~	~~ensuring that the Crew, before joining the Vessel, are given proper familiarisation with their duties~~	90
		~~in relation to the ISM Code; and~~	91

	~~(2)~~	~~instructing the Crew to obey all reasonable orders of the Company in connection with the operation~~	92
		~~of the SMS.~~	93

~~(x)~~		~~Where Managers are not providing technical management services in accordance with Clause 4~~	94
		~~(Technical Management):~~	95

~~(1)~~		~~ensuring that no person connected to the provision and the performance of the crew management~~	96
		~~services shall proceed to sea on board the Vessel without the prior consent of the Owners (such consent)~~	97
		~~not to be unreasonably withheld); and~~	98

~~(2)~~		~~ensuring that in the event that the Owners’ drug and alcohol policy requires measures to be taken~~	99
		~~prior to the Crew joining the Vessel, implementing such measures;~~	100

~~(b) Crew Insurances~~			101
~~(only applicable if Sub-clause 5(a) applies and if agreed according to Box 10)~~			102
~~The Managers shall throughout the period of this Agreement provide the following services:~~			103

~~(i)~~		~~arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a~~	104
		~~similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations.~~	105
		~~insurance for any other persons proceeding to sea onboard the Vessel may be separately agreed by~~	106
		~~the Owners and the Managers (see Box 10);~~	107

~~(ii)~~		~~ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the~~	108
		~~insurances in Sub-clause 5(b)(i);~~	109

~~(iii)~~		~~ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their~~	110
		~~due date;~~	111

~~(iv)~~		~~if obtainable at no additional cost, ensuring that insurance in Sub-clause 5(b)(i) name the Owners as~~	112
		~~a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under~~	113
		~~no liability in respect of premiums or calls arising in connection with such insurances.~~	114

~~(v)~~		~~providing written evidence, to the reasonable satisfaction of the Owners, of the Managers’ compliance with~~	115
		~~their obligations under Sub-clauses 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement~~	116
		~~of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the~~	117
		~~insurances in Sub-clause 5(b)(i).~~	118

~~6. Commercial Management~~			119

~~(only applicable if agreed according to Box 8).~~			120
~~The Managers shall provide the following services for the Vessel in accordance with the Owners' instructions,~~			121
~~which shall include but not be limited to:~~			122

~~(a) seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof)~~			123
~~of charter parties or other contracts relating to the employment of the Vessel. If such a contract exceeds the~~			124
~~period states in Box 9, consent thereto in writing shall first be obtained from the Owners;~~			125

~~(b) arranging for the provision of bunker fuels of the quality specified by the Owners as required for the~~			126
~~Vessel’s trade;~~			127

~~(c) voyage estimating and accounting and calculation of hire, freights, demurrage and/or despatch monies~~			128
~~due from or due to the charterers of the Vessel; assisting in the collection of any sums due to the Owners~~			129

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Standard ship management agreement

~~related to the commercial operation of the Vessel in accordance with Clause 11 (Income Collected and~~		130

~~Expenses Paid on Behalf of Owners);~~		131

~~If any of the services under Sub-clauses 6(a), 6(b) and 6(c) are to be excluded from the Management Fee, remuneration~~		132
~~for these services must be stated in Annex E (Fee Schedule). See Sub-clause 12(e).~~		133

~~(d)~~	~~issuing voyage instructions;~~	134

~~(e)~~	~~appointing agents;~~	135

~~(f)~~	~~appointing stevedores; and~~	136

~~(g)~~	~~arranging surveys associated with the commercial operation of the Vessel.~~	137

7. Insurance Arrangements		138

(only applicable if agreed according to Box 11).		139
The Managers shall arrange insurances in accordance with Clause 10 (Insurance Policies), on such terms as		140
the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles,		141
franchises and limits of liability.		142

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SECTION 3 – Obligations

8. Managers' Obligations		143

(a) The Managers undertake to use their best endeavours to provide the Management Services as agents		144
for and on behalf of the Owners in accordance with sound ship management practice and to protect and		145
promote the interests of the Owners in all matters relating to the provision of services hereunder.		146

Provided however, that in the performance of their management responsibilities under this Agreement, the		147
Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from		148
time to time be entrusted to their management and in particular, but without prejudice to the generality of		149
the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such		150
manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and		151
reasonable.		152

(b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical		153
Management), they shall procure that the requirements of the Flag State are satisfied and they shall agree		154
to be appointed as the Company, assuming the responsibility for the operation of the Vessel and taking over		155
the duties and responsibilities imposed by the ISM Code and the ISPS Code, if applicable.		156

9. Owners' Obligations		157

(a) The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this		158
Agreement. In the event of payment after the due date of any outstanding sums the Manager shall be entitled		159
to charge interest at the rate stated in Box 13.		160

(b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical		161
Management), the Owners shall:		162

(i)	report (or where the Owners are not the registered owners of the Vessel procure that the registered	163
	owners report) to the Flag State administration the details of the Managers as the Company as required	164
	to comply with the ISM and ISPS Codes;	165

(ii)	procure that any officers and ratings supplied by them or on their behalf comply with the requirements	166
	of STCW 95; and	167

(iii)	instruct such officers and ratings to obey all reasonable orders of the Managers (in their capacity as the	168
	Company) in connection with the operation of the Managers’ safety management system.	169

~~(c) Where the Managers are not providing technical management services in accordance with Clause 4~~		170
~~(Technical Management), the Owners shall:~~

~~(i)~~	~~procure that the requirements of the Flag State are satisfied and notify the Managers upon execution of~~	172
	~~this Agreement of the name and contact details of the organization that will be the Company by completing~~	173
	~~Box 5~~;	174

~~(ii)~~	~~if the Company changes at any time during this Agreement, notify the Managers in a timely manner of~~	175
	~~the name and contact details of the new organization;~~	176

~~(iii)~~	~~procure that the details of the Company, including any change thereof, are reported to the Flag State~~	177
	~~administration as required to comply with the ISM and ISPS Codes. The Owners shall advise the Managers~~	178
	~~in a timely manner when the Flag State administration has approved the Company; and~~	179

~~(iv)~~	~~unless otherwise agreed, arrange for the supply of provisions at their own expense.~~	180

~~(d) Where the Managers are providing crew management services in accordance with Sub-clause 5(a) the~~		181
~~Owners shall:~~		182

~~(i)~~	~~inform the Managers prior to ordering the Vessel to any excluded or additional premium area under~~	183
	~~any of the Owners’ Insurance by reason of war risks and/or piracy or like perils and pay whatever~~	184
	~~additional costs may property be incurred by the Managers as a consequence of such orders including,~~	185
	~~if necessary, the costs of replacing any member of the Crew. Any delays resulting from negotiation~~	186
	~~with or replacement of any member of the Crew as a result of the Vessel being ordered to such an area~~	187

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Standard ship management agreement

	~~shall be for the Owners’ account. Should the Vessel be within an area which becomes an excluded or~~	188
	~~additional premium area the above provisions relating to cost and delay shall apply;~~	189

~~(ii)~~	~~agree with the Managers prior to any change of flag of the Vessel and pay whatever additional costs~~	190
	~~may properly be incurred by the Managers as a consequence of such change. If agreement cannot be~~	191
	~~reached then either party may terminate this Agreement in accordance with Sub-clause 22(e); and~~	192

~~(iii)~~	~~provide, at no cost to the Managers, in accordance with the requirements of the law of the Flag State,~~	193
	~~or higher standard, as mutually agreed, adequate Crew accommodation and living standards.~~	194

~~(e) Where the Managers are not the Company, the Owners shall ensure that Crew are property familiarised~~		195
~~with their duties in accordance with the Vessel’s SMS and that instructions which are essential to the SMS~~		196
~~are identified, documented and given to the Crew prior to sailing.~~		197

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Standard ship management agreement

SECTION 4 – Insurance, Budgets, Income, Expenses and Fees

10. Insurance Policies	198

The Owners shall procure, whether by instructing the Managers under Clause 7 (Insurance Arrangements)	199
or otherwise, that throughout the period of this Agreement:	200

(a) at the Owners' expense, the Vessel is insured for not less than its sound market value or entered for its	201
full gross tonnage, as the case may be for:	202

(i) hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities;	203

(ii) protection and indemnity risks (including but not limited to pollution risks, diversion expenses and,	204
except to the extent insured separately by the Managers in accordance with Sub-clause 5(b)(i), Crew	205
Insurances);	206

NOTE: If the Managers are not providing crew management services under Sub-clause 5(a) (Crew	207
Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause	208
5(b)(i), then such insurances must be included in the protection and indemnity risks cover for the Vessel (see	209
Sub-clause 10(a)(ii) above).	210

(iii) war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew	211
risks); and	212

(iv) such optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire and	213
FD & D) (see Box 12)	214

Sub-clauses 10(a)(i) through 10(a)(iv) all in accordance with the best practice of prudent owners of vessels	215
of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations	216
("the Owners' Insurances");	217

(b) all premiums and calls on the Owners' Insurances are paid by their due date;	218
(c) the Owners' Insurances name the Managers and, subject to underwriters' agreement, any third party	219
designated by the Managers as a joint assured, with full cover. It is understood that in some cases, such as	220
protection and indemnity, the normal terms for such cover may impose on the Managers and any such third	221
party a liability in respect of premiums or calls arising in connection with the Owners' Insurances.	222

If obtainable at no additional cost, however, the Owners shall procure such insurances on terms such that	223
neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising	224
in connection with the Owners' Insurances. In any event, on termination of this Agreement in accordance	225
with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Owners shall procure that the	226
Managers and any third party designated by the Managers as joint assured shall cease to be joint assured	227
and, if reasonably achievable, that they shall be released from any and all liability for premiums and calls	228
that may arise in relation to the period of this Agreement; and	229

(d) written evidence is provided, to the reasonable satisfaction of the Managers, of the Owners' compliance	230
with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement,	231
and of each renewal date and, if specifically requested, of each payment date of the Owners' Insurances.	232

11. Income Collected and Expenses Paid on Behalf of Owners	233

(a) Except as provided in Sub-clause 11(c) all monies collected by the Managers under the terms of this	234
Agreement (other than monies payable by the Owners to the Managers) and any interest thereon shall be	235
held to the credit of the Owners in a separate bank account.	236

(b) All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners	237
(including expenses as provided in Clause 12(c)) may be debited against the Owners in the account referred to	238
under Sub-clause 11(a) but shall in any event remain payable by the Owners to the Managers on demand.	239

~~(c) All monies collected by the Managers under Clause 6 (Commercial Management) shall be paid into a~~	240
~~bank account in the name of the Owners or as may be otherwise advised by the Owners in writing.~~	241

12. Management Fee and Expenses	242

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(a) The Owners shall pay to the Managers an annual management fee as stated in Box 14 for their services	243
as Managers under this Agreement, which shall be payable in equal monthly instalments in advance, the first	244
instalment (pro rata if appropriate) being payable on the commencement of this Agreement (see Clause 2	245
(Commencement and Appointment) and Box 2) and subsequent instalments being payable at the beginning	246
of every calendar month. The management fee shall be payable to the Managers' nominated account stated	247
in Box 15.	248

(b) The management fee shall be subject to an annual review and the proposed fee shall be presented in	249
the annual budget in accordance with Sub-clause 13(a).	250

(c) The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff,	251
facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the	252
Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and	253
other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services.	254
~~Any days used by the Managers' personnel travelling to or from or attending on the Vessel or otherwise used~~	255
~~in connection with the Management Services in excess of those agreed in the budget shall be charged at~~	256
~~the daily rate stated in Box 16.~~	257

(d) If the Owners decide to layup the Vessel ~~and such layup lasts for more than the number of months~~	258
~~stated in Box 17~~, an appropriate reduction of the Management Fee for the period ~~exceeding such period~~	259
~~until one month~~ before the Vessel is again put into service shall be mutually agreed between the parties. If	260
~~the Managers are providing crew management services in accordance with Sub-clause 5(a), consequential~~	261
~~costs of reduction and reinstatement of the Crew shall be for the Owners' account.~~ If agreement cannot be	262
reached then either party may terminate this Agreement in accordance with Sub-clause 22(e).	263

(e) Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers	264
in the course of the performance of the Management Services shall be credited to the Owners.	265

13. Budgets and Management of Funds	266

(a) The Managers' initial budget is set out in Annex "C" hereto. Subsequent budgets shall be for the following	267
calendar year~~twelve~~
~~month periods~~ and shall be prepared by the Managers and presented to the Owners not less than three	268
months before commencement of the budget year~~the end of the budget year~~.	269

(b) The Owners shall state to the Managers in a timely manner, but in any event within one month of	270
presentation, whether or not they agree to each proposed annual budget. The parties shall negotiate in good	271
faith and if they fail to agree on the annual budget, including the management fee, either party may terminate	272
this Agreement in accordance with Sub-clause 22(e).	273

(c) Following the agreement of the budget, the Managers shall prepare and present to the Owners their	274
estimate of the working capital requirement for the Vessel and shall each month request the Owners in writing	275
to pay the funds required to run the Vessel for the ensuing month, including the payment of any occasional or	276
extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers	277
or provisions. Such funds shall be received by the Managers within ten running days after the receipt by the	278
Owners of the Managers' written request and shall be held to the credit of the Owners in a separate bank	279
account.	280

(d) The Managers shall at all times maintain and keep true and correct accounts in respect of the Management	281
Services in accordance with the relevant International Financial Reporting Standards or such other standard	282
as the parties may agree, including records of all costs and expenditure incurred, and produce a comparison	283
between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as	284
shall be mutually agreed.	285

The Managers shall make such accounts available for inspection and auditing by the Owners and/or their	286
representatives in the Managers' offices or by electronic means, provided reasonable notice is given by the	287
Owners.	288

(e) Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use	289
or commit their own funds to finance the provision of the Management Services.	290

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SECTION 5 – Legal, General and Duration of Agreement

~~14. Trading Restrictions~~		291
	~~If the Managers are providing crew management services accordance with Sub-clause 5(a) (Crew~~	292
	~~Management), the Owners and the Managers will, prior to the commencement of this Agreement, agree on any~~	293
	~~trading restrictions to the Vessel that may result from the terms and conditions of the Crew's employment.~~	294

~~15. Replacement~~		295

	~~If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew~~	296
	~~Management), the Owners may require the replacement, at their own expense, at the next reasonable~~	297
	~~opportunity, of any member of the Crew found on reasonable grounds to be unsuitable for service. If the~~	298
	~~Managers have failed to fulfil their obligations in providing suitable qualified Crew within the meaning of Sub-~~	299
	~~clause 5(a) (Crew Management), then such replacement shall be at the Managers' expense.~~	300

16. Managers' Right to Sub-Contract		301

	The Managers shall not subcontract any of their obligations hereunder without the prior written consent of	302
	the Owners which shall not be unreasonably withheld. In the event of such a sub-contract the Managers	303
	shall remain fully liable for the due performance of their obligations under this Agreement.	304

17. Responsibilities		305

(a)	Force Majeure
		306
	Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events	307
	and/or conditions to the extent that the party invoking force majeure is prevented or hindered from	308
	performing any or all of their obligations under this Agreement, provided they have made all	309
	reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions:	310

(i)	acts of God;	311

(ii)	any Government requisition, control, intervention, requirement or interference;	312

(iii)	any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism,	313
	sabotage or piracy, or the consequences thereof;	314

(iv)	riots, civil commotion, blockades or embargoes;	315

(v)	epidemics;	316

(vi)	earthquakes, landslides, floods or other extraordinary weather conditions;	317

(vii)	strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the	318
	Crew) of the party seeking to invoke force majeure;	319

(viii)	fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure;	320
	and	321

(ix)	any other similar cause beyond the reasonable control of either party.	322

(b)	Liability to Owners	323

(i)	Without prejudice to Sub-clause 17(a), the Managers shall be under no liability whatsoever to the Owners	324
	for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but	325
	not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and	326
	howsoever arising in the course of performance of the Management Services UNLESS same is proved	327
	to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their	328
	employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case	329
	(save where loss, damage, delay or expense has resulted from the Managers' personal act or omission	330
	committed with the intent to cause same or recklessly and with knowledge that such loss, damage,	331
	delay or expense would probably result) the Managers' liability for each incident or series of incidents	332
	giving rise to a claim or claims shall never exceed a total of ten (10) times the annual management fee	333
	payable hereunder.	334

(ii)	Acts or omissions of the Crew - Notwithstanding anything that may appear to the contrary in this	335

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Agreement, the Managers shall not be liable for any acts or omissions of the Crew, even if such acts	336
or omissions are negligent, grossly negligent or wilful, except only to the extent that they are shown to	337
have resulted from a failure by the Managers to discharge their obligations under Clause 5(a) (Crew	338
Management), in which case their liability shall be limited in accordance with the terms of this Clause	339
17 (Responsibilities).	340

(c) Indemnity	341

Except to the extent and solely for the amount therein set out that the Managers would be liable under	342
Sub-clause 17(b), the Owners hereby undertake to keep the Managers and their employees,	343
agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims,	344
demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or	345
suffered by them arising out of or in connection with the performance of this Agreement, and against and in	346
respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity	347
basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance	348
of this Agreement.	349

(d) “Himalaya"	350

It is hereby expressly agreed that no employee or agent of the Managers (including every	351
sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be	352
under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or	353
resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in	354
connection with his employment and, without prejudice to the generality of the foregoing provisions in this	355
Clause 17 (Responsibilities), every exemption, limitation, condition and liberty herein contained and every	356
right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to	357
which the Managers are entitled hereunder shall also be available and shall extend to protect every such	358
employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions	359
of this Clause 17 (Responsibilities) the Managers are or shall be deemed to be acting as agent or trustee	360
on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time	361
(including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be	362
parties to this Agreement.	363

18. General Administration	364

(a) The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of	365
any incident of which the Managers become aware which gives or may give rise to delay to the Vessel or	366
claims or disputes involving third parties.	367

(b) The Managers shall handle and settle all claims and disputes arising out of the Management Services	368
hereunder, unless the Owners instruct the Managers otherwise. The Managers shall keep the Owners	369
appropriately informed in a timely manner throughout the handling of such claims and disputes.	370

(c) The Owners may request the Managers to bring or defend other actions, suits or proceedings related	371
to the Management Services, on terms to be agreed.	372

(d) The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in	373
relation to the handling and settlement of claims in relation to Sub-clauses 18(a) and 18(b) and disputes and	374
any other matters affecting the interests of the Owners in respect of the Vessel, unless the Owners instruct	375
the Managers otherwise.	376

(e) On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make	377
available, all documentation, information and records in respect of the matters covered by this Agreement	378
either related to mandatory rules or regulations or other obligations applying to the Owners in respect of	379
the Vessel (including but not limited to STCW 95, the ISM Code and ISPS Code) to the extent permitted by	380
relevant legislation.	381

On giving reasonable notice, the Managers may request, and the Owners shall in a timely manner make	382
available, all documentation, information and records reasonably required by the Managers to enable them	383
to perform the Management Services.	384

(f) The Owners shall arrange for the provision of any necessary guarantee bond or other security.	385

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(g) Any costs incurred by the Managers in carrying out their obligations according to this Clause 18 (General Administration) shall be	386
reimbursed by the Owners.	387
(h) the Managers shall, as instructed by Owners, provide Key Performance Indicators (KPIs) in the
Agreed format (see Annex E). These KPIs to be provided to the Owners by the 10th of each month. The format is to be reviewed annually or as necessary.

19. Inspection of Vessel	388

The Owners may at any time after giving reasonable notice to the Managers inspect the Vessel for any reason	389
they consider necessary.	390

20. Compliance with Laws and Regulations	391

The parties will not do or permit to be done anything which might cause any breach or infringement of the	392
laws and regulations of the Flag State, or of the places where the Vessel trades.	393

21. Duration of the Agreement	394

(a) This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by	395
either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration	396
of ~~the later of the number of months stated in Box 18 or~~ a period of thirty (30) days or as otherwise agreed~~two (2)~~	397
~~months~~ from the date on which
such notice is received, unless terminated earlier in accordance with Clause 22 (Termination).	398

(b) Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement	399
shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place.	400

22. Termination	401

(a) Owners' or Managers' default	402

If either party fails to meet their obligations under this Agreement, the other party may give notice to the	403
party in default requiring them to remedy it. In the event that the party in default fails to remedy it within a	404
reasonable time to the reasonable satisfaction of the other party, that party shall be entitled to terminate this	405
Agreement with immediate effect by giving notice to the party in default.	406

(b) Notwithstanding Sub-clause 22(a):	407

(i) The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the	408
Owners if any monies payable by the Owners under this Agreement~~and/or the owners of any associated vessel,~~	409
~~details of~~
~~which are listed in Annex "D"~~, shall not have been received in the Managers' nominated account within	410
ten days (10) of receipt by the Owners of the Managers' written request, or if the Vessel is repossessed by	411
the Mortgagee(s).	412

(ii) If the Owners proceed with the employment of or continue to employ the Vessel in the carriage of	413
contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion	414
of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the	415
Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to	416
remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled	417
to terminate the Agreement with immediate effect by notice.	418

(iii) If either party fails to meet their respective obligations under Sub-clause 5(b) (Crew Insurances) and	419
Clause 10 (Insurance Policies), the other party may give notice to the party in default requiring them to	420
remedy it within ten (10) days, failing which the other party may terminate this Agreement with immediate	421
effect by giving notice to the party in default.	422

(c) Extraordinary Termination	423

This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or, if the Vessel	424
becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned	425
or has been declared missing or, if bareboat chartered, unless otherwise agreed, when the bareboat charter	426
comes to an end.	427

(d) For the purpose of Sub-clause 22(c) hereof:	428

(i) the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be	429
the date on which the Vessel's owners cease to be the registered owners of the Vessel;	430

(ii) the Vessel shall be deemed to be lost either when it has become an actual total loss or agreement has	431

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been reached with the Vessel's underwriters in respect of its constructive total loss or if such agreement	432
with the Vessel's underwriters is not reached it is adjudged by a competent tribunal that a constructive	433
loss of the Vessel has occurred; and	434

(iii) the date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel	435
was last reported or when the Vessel is recorded as missing by the Vessel's underwriters, whichever	436
occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub-clause 22(d)	437
(ii)	438

(e) In the event the parties fail to agree the annual budget in accordance with Sub-clause 13(b) or to agree	439
a change of flag in accordance with Sub-clause 9(d)(ii) or to agree to a reduction in the Mangement Fee in	440
accordance with Sub-clause 12(d), either party may terminate this Agreement by giving the other party not	441
less than one month's notice, the result of which will be the expiry of the Agreement at the end of the current	442
budget period or on expiry of the notice period, whichever is the later.	443

(f) This Agreement shall terminate forthwith in the event of an order being made or resolution passed	444
for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of	445
reconstruction or amalgamation) or if a receiver or administrator is appointed, or if it suspends payment,	446
ceases to carry on business or makes any special arrangement or composition with its creditors.	447

(g) In the event of the termination of this Agreement for any reason other than default by the Managers the	448
management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and	449
Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as	450
from the effective date of termination. If Box 19 is left blank then ninety (90) days shall apply.	451

~~(h) In addition, where the Managers provide Crew for the Vessel in accordance with Clause 5(a) (Crew~~	452
~~Management):~~	453

~~(i) the Owners shall continue to pay Crew Support Costs during the said further period of the number of~~	454
~~months stated in Box 19; and~~	455

~~(ii) the Owners shall pay an equitable proportion of any Severance Costs which may be incurred, not~~	456
~~exceeding the amount stated in Box 20. The Managers shall use their reasonable endeavours to minimise~~	457
~~such Severance Costs.~~	458

(i) On the termination, for whatever reason, of this Agreement, the Managers shall release to the Owners,	459
if so requested, the originals where possible, or otherwise certified copies, of all accounts and all documents	460
specifically relating to the Vessel and its operation.	461

(j) The termination of this Agreement shall be without prejudice to all rights accrued due between the parties	462
prior to the date of termination.	463

23. BIMCO Dispute Resolution Clause	464

(a) This Agreement shall be governed by and construed in accordance with English law and any dispute	465
arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with	466
the Arbitration Act 1996 or any statutory	467
modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.	468

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)	469
Terms current at the time when the arbitration proceedings are commenced.	470

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its	471
arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint	472
its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole	473
arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the	474
14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so	475
within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any	476
further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party	477
accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by	478
agreement.	479

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the	480

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	appointment of a sole arbitrator.	481

	In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum	482
	as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims	483
	Procedure current at the time when the arbitration proceedings are commenced.	484

	~~(b) This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code~~	485
	~~and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement~~	486
	~~shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the~~	487
	~~third by the two so chosen, their decision or that of any two of them shall be final, and for the purposes of~~	488
	~~enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The~~	489
	~~proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~	490

	~~In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum~~	491
	~~as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration~~	492
	~~Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings~~	493
	~~are commenced.~~	494

	~~(c) This Agreement shall be governed by and construed in accordance with the laws of the place mutually~~	495
	~~agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred~~	496
	~~to arbitration at a mutually agreed place, subject to the procedures applicable there.~~	497

	(d) Notwithstanding Sub-clauses 23(a), 23(b) or 23(c) above, the parties may agree at any time to refer to	498
	mediation any difference and/or dispute arising out of or in connection with this Agreement.	499

(i)	In the case of a dispute in respect of which arbitration has been commenced under Sub-clauses 23(a)~~;~~	500
	23(b) or 23(c) above, the following shall apply:	501

(ii)	Either party may at any time and from time to time elect to refer the dispute or part of the dispute to	502
	mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other	503
	party to agree to mediation.	504

(iii)	The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that	505
	they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14	506
	calendar days, failing which on the application of either party a mediator will be appointed promptly by	507
	the Arbitration Tribunal ("the Tribunal") or such person as the Tribunal may designate for that purpose.	508
	The mediation shall be conducted in such place and in accordance with such procedure and on such	509
	terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.	510

(iv)	If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal	511
	and may be taken into account by the Tribunal when allocating the costs of the arbitration as between	512
	the parties.	513

(v)	The mediation shall not affect the right of either party to seek such relief or take such steps as it considers	514
	necessary to protect its interest.	515

(vi)	Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall	516
	continue during the conduct of the mediation but the Tribunal may take the mediation timetable into	517
	account when setting the timetable for steps in the arbitration.	518

(vii)	Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred	519
	in the mediation and the parties shall share equally the mediator's costs and expenses.	520

(viii)	The mediation process shall be without prejudice and confidential and no information or documents	521
	disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under	522
	the law and procedure governing the arbitration.	523

	(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)	524

	(e) If Box 21 in Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply.	525

	Note: Sub-clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21. Sub-clause	526

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23(d) shall apply in all cases.	527

24. Notices	528

(a) All notices given by either party or their agents to the other party or their agents in accordance with the	529
provisions of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to	530
the contrary, be sent to the address for that other party as set out in Boxes 22 and 23 or as appropriate or	531
to such other address as the other party may designate in writing.	532

A notice may be sent by registered or recorded mail, facsimile, electronically or delivered by hand in accordance	533
with this Sub-clause 24(a)	534

(b) Any notice given under this Agreement shall take effect on receipt by the other party and shall be deemed	535
to have been received:	536

(i) if posted, on the seventh (7th) day after posting;	537

(ii) if sent by facsimile or electronically, on the day of transmission; and	538

(iii) if delivered by hand, on the day of delivery.	539

And in each case proof of posting, handing in or transmission shall be proof that notice has been given,	540
unless proven to the contrary.	541

25. Entire Agreement	542

This Agreement constitutes the entire agreement between the parties and no promise, undertaking,	543
representation, warranty or statement by either party prior to the date stated in Box 2 shall affect this	544
Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on	545
behalf of the parties.	546

26. Third Party Rights	547

Except to the extent provided in Sub-clauses 17(c) (Indemnity) and 17(d) (Himalaya), no third parties may	548
enforce any term of this Agreement.	549

27. Partial Validity	550

If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be	551
illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed	552
to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such	553
amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent	554
of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and	555
effect and shall not in any way be affected or impaired thereby.	556

28. Interpretation	557

In this Agreement:	558

(a) Singular/Plural	559
The singular includes the plural and vice versa as the context admits or requires.	560

(b) Headings	561
The index and headings to the clauses and appendices to this Agreement are for convenience only and shall not affect	562
its construction or interpretation.	563

(c) Day	564
"Day" means a calendar day unless expressly stated to the contrary.	565

~~29. BIMCO MLC Clause for SHIPMAN 2009:~~
~~For the purposes of this Clause:~~

"MLC” means the International Labour Organisation (ILO) Maritime Labour Convention (MLC 2006) and any amendment thereto or substitution thereof.

~~"Shipowner” shall mean the party named as "shipowner" on the Maritime Labour Certificate for the Vessel.~~

~~(a) Subject to Clause 3 (Authority of the Managers), the Managers shall, to the extent of their Management Services, assume the Shipowner's duties and responsibilities imposed by the MLC for the Vessel, on behalf of the Shipowner.~~

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~~(b) The Owners shall ensure compliance with the MLC in respect of any crew members supplied by them or on their behalf.~~

~~(c) The Owners shall procure, whether by instructing the Managers under Clause 7 (Insurance Arrangements) or~~
~~otherwise, insurance cover or financial security to satisfy the Shipowners financial security obligations under the MLC.~~

15

ANNEX E TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT — CODE NAME: SHIPMAN 2009

Date of Agreement:

24 March 2015

Name of Vessel:

Höegh Gallant, IMO No. 9653678, Call Sign: LAUI7

KEY PERFORMANCE INDICATORS

See Separate Form to use in Appendix 1 “Marine Accidents 2015: Höegh Gallant” to Annex E.

1

Appendix 1 “Marine Accidents 2015: Independence” to Annex “E”
Shipman 98 dated 23 March 2015

Marine Accidents 2015: HÖEGH GALLANT, IMO NO. 9653678

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct.	Nov	Dec
N° of Lost Workday Cases (LWC)	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
N° of Restricted Work Cases (RWC)	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
N° of Medical Treatment Cases (MTC)	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
N° of First Aid Cases (FAC)	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
N° of Fatalities	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
N° of Permanent Total Disability (PTD)	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
N° of Permanent Partial Disability (PPD)	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
N° of Near Misses	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
N° of Exposure Hours	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
N° of Lost Time Injuries (LTIs)	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00

Date and place:
Observation title:
Description:
Root Cause
Direct Cause
Consequenses
Immediate Action
Preventive action

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